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                        AMERICA WEST HOLDINGS CORPORATION
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                        (IN THOUSANDS EXCEPT SHARE DATA)
                                                                    EXHIBIT 11.1


                                                      THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                         SEPTEMBER 30,                        SEPTEMBER 30,
                                                   1998                1997              1998               1997
                                                   ----                ----              ----               ----
Basic Earnings Per Share:

   Net income applicable to common stock ...    $    21,864        $    17,922        $    88,419        $    54,884
                                                ===========        ===========        ===========        ===========

   Weighted average number of common
       shares outstanding ..................     41,840,761         44,554,499         43,145,085         44,504,996
                                                ===========        ===========        ===========        ===========

Basic earnings per share ...................    $      0.52        $      0.40        $      2.05        $      1.23
                                                ===========        ===========        ===========        ===========

   Diluted Earnings Per Share:

   Net income applicable to common stock ...    $    21,864        $    17,922        $    88,419        $    54,884
                                                ===========        ===========        ===========        ===========

Share Computation:
   Weighted average number of common
       shares outstanding ..................     41,840,761         44,554,499         43,145,085         44,504,996
   Assumed exercise of stock options
       and warrants (a) ....................      3,157,674            818,991          3,935,142          1,430,286
                                                -----------        -----------        -----------        -----------
   Weighted average number of common
       shares outstanding as adjusted ......     44,998,435         45,373,490         47,080,227         45,935,282
                                                ===========        ===========        ===========        ===========

   Diluted earnings per share ..............    $      0.49        $      0.40        $      1.88        $      1.20
                                                ===========        ===========        ===========        ===========
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(a)      The stock options and warrants are included only in the periods in which they are dilutive.

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